
<ARTICLE> UT
<LEGEND>
This schedule contains summary information extracted from the statement of operations and changes in member's equity, the statement of cash flows, and the balance sheet for the Form 10-K dated December 31, 1999, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000922224
<NAME> PPL CORPORATION
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                        5,564
<OTHER-PROPERTY-AND-INVEST>                        775
<TOTAL-CURRENT-ASSETS>                           1,293
<TOTAL-DEFERRED-CHARGES>                         3,542
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                                  11,174
<COMMON>                                             2
<CAPITAL-SURPLUS-PAID-IN>                          957<F1>
<RETAINED-EARNINGS>                                654
<TOTAL-COMMON-STOCKHOLDERS-EQ>                   1,613
<PREFERRED-MANDATORY>                               47
<PREFERRED>                                         50
<LONG-TERM-DEBT-NET>                             3,939
<SHORT-TERM-NOTES>                                 377
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                     480
<LONG-TERM-DEBT-CURRENT-PORT>                      468
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                         67
<LEASES-CURRENT>                                    58
<OTHER-ITEMS-CAPITAL-AND-LIAB>                   4,075
<TOT-CAPITALIZATION-AND-LIAB>                   11,174
<GROSS-OPERATING-REVENUE>                        4,590
<INCOME-TAX-EXPENSE>                               174
<OTHER-OPERATING-EXPENSES>                       3,718
<TOTAL-OPERATING-EXPENSES>                       3,892
<OPERATING-INCOME-LOSS>                            698
<OTHER-INCOME-NET>                                  97
<INCOME-BEFORE-INTEREST-EXPEN>                     795
<TOTAL-INTEREST-EXPENSE>                           277
<NET-INCOME>                                       458<F2>
<PREFERRED-STOCK-DIVIDENDS>                         26
<EARNINGS-AVAILABLE-FOR-COMM>                      432
<COMMON-STOCK-DIVIDENDS>                           151
<TOTAL-INTEREST-ON-BONDS>                          142
<CASH-FLOW-OPERATIONS>                             644
<EPS-BASIC>                                       2.84
<EPS-DILUTED>                                     2.84

<F1>Net of $836 million of treasury stock
<F2>Net income includes an extraordinary item of ($46) million ($78 million net of
$32 million of income taxes) reflecting the effects of the early extinguishment of debt and a credit relating to wholesale power activity. It also includes minority interest of $14 million.

